CONSENT TO LEASE ASSIGNMENT

THIS AGREEMENT dated as of this 20th day of APRIL, 1998.

BETWEEN: THE STANDARD LIFE ASSURANCE COMPANY
         Western Canada Property Management
         1550, 639 - 5th Avenue SW
         Calgary, Alberta
         T2P OM9

         (THE "LANDLORD")

AND:     YELLOWBIRD PRODUCTS LIMITED
         1050, 340 - 12th Avenue SW
         Calgary, Alberta
         T2R 1L5

         (THE "ASSIGNOR")

AND:     PURE TECHNOLOGIES INC.
         1050, 340 - 12th Avenue SW
         Calgary, Alberta
         T2R 1L5

         (THE "ASSIGNEE")

         WITNESSES that in consideration of the sums of $1.00 now paid by each party hereto to each other party and for other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the Landlord, the Assignor and the Assignee hereby agree as follows:

1.       DEFINITIONS. In this Agreement:

    (a)  "EFFECTIVE DATE" means April 1st, 1998.

    (b) "LEASE" means that certain lease granted by the Landlord or its predecessor-in-title to the Assignor or its predecessor-in-title dated as of February 25th, 1997 for certain premises consisting of 3,216 rentable square feet more or less and situated in the building(s) on the lands described in Schedule "A".

2. CONSENT. The Landlord hereby consents to the assignment of the Lease from the Assignor to the Assignee, from and after the Effective Date.

3. CONTINUING EFFECT. The Assignor hereby agrees with the Landlord that it will continue, from and after the Effective Date and for the remainder of the term of the Lease and any renewal term contemplated by the Lease, to be liable to observe or perform the tenant obligations under the Lease.

5. ATTORNMENT. From and after the Effective Date, the Assignee will attorn to and become the tenant to the Landlord under the Lease and will be bound to and observe or perform all the tenant obligations under the Lease.

6. ENURING EFFECT. This Agreement will enure to the benefit of and be binding upon the Landlord, the Assignor and the Assignee and their respective heirs, executors, administrators, successors, and permitted assigns.

         IN WITNESS WHEREOF the Landlord, the Assignor and the Assignee have executed this Agreement as of the day and year first above written.

THE STANDARD LIFE ASSURANCE COMPANY

Per: /s/ Brad Little
-----------------------
Authorized Signatory

IF THE ASSIGNOR IS A  CORPORATION:

The corporate  seal of YELLOWBIRD )
PRODUCTS LIMITED was hereunto     )
affixed in the presence of:       )
                                  ) C/S
Per: /s/ James E. Paulson         )
-------------------------         )
Authorized Signatory              )
                                  )
Per: /s/ Murray B. Morrison       )
---------------------------       )
Authorized Signatory              )
                                  )
                                  )
IF THE ASSIGNEE IS A CORPORATION:

The corporate seal of PURE        )
TECHNOLOGIES INC. was hereunto    )
affixed in the presence of:       )
                                  ) C/S

Per: /s/ James E. Paulson         )
-------------------------         )
Authorized Signatory              )
                                  )
Per: /s/ Murray B. Morrison       )
---------------------------       )
Authorized Signatory              )

SCHEDULE "A"

DESCRIPTION OF LAND:

Legal Description: Plan C, Calgary
                   Block 84
                   Lots 44 to 48, inclusive

Municipal Address: 340 - 12th Avenue S.W.
                   Calgary, Alberta

                              ASSIGNMENT OF LEASE

         THIS ASSIGNMENT dated effective the 1st day of April, 1997.

BETWEEN:

                          YELLOWBIRD PRODUCTS LIMITED
                    (hereinafter called the "Assignor") AND:

                             PURE TECHNOLOGIES INC.
                      (hereinafter called the "Assignee")

AND:

                        STANDARD LIFE ASSURANCE COMPANY
                      (hereinafter called the "Landlord")

WHEREAS:

A. By a lease dated as of February 25, 1997 (hereinafter called the "Lease"), the Landlord leased to the Assignor the lands and premises consisting of 3216 square feet of Rentable Space located at #1050, 340
         - 12 Avenue S.W., Calgary, Alberta and more particularly described in the Lease (hereinafter called the "Premises") for a term of five years from March 1, 1997 subject to the terms and conditions therein set forth;

D.       The Assignor has requested the Landlord to consent to such assignment.

NOW THEREFORE THIS AGREEMENT WITNESSETH:

1.       ASSIGNMENT

         In consideration of One Dollar ($1.00) and other valuable consideration now exchanged between the parties (the receipt of which is hereby acknowledged), the Assignor hereby assigns to the Assignee the Assignor's interest in the Premises together with the unexpired residue of the term of years and the Lease and all benefits to be derived therefrom, subject to the payment of the rent and observance and performance of the covenants on the part of the lessee (as defined in the Lease), by the Assignee contained therein.

2.       ACCEPTANCE  BY ASSIGNEE

         The Assignee hereby accepts this Assignment, subject to the terms of the Lease, of the Assignor's interest in the Premises and the unexpired residue of the term of years created by the Lease, together with an extension or renewal thereof (the "term of years"), to be held by the Assignee as tenant of the Landlord, subject always to the covenants contained herein.

3.       ASSIGNOR'S COVENANTS WITH ASSIGNEE

         The Assignor covenants with the Assignee:

         (a) that the Lease is a valid and subsisting lease and that the rent reserved thereby has been duly paid to the 31st day of March, 1997;

         (b) that the covenants on the part of the lessee (as defined in the Lease) have been duly observed and performed up to the date hereof;

         (c) that the Assignor is entitled to assign the Lease, subject only to the attainment of the consent of the Landlord;

         (d) that, subject to the payment of the rent and to the observance and due performance of the covenants, on the part of the lessee (as defined in the Lease) under the Lease, the Assignee may enjoy the Premises for the residue of the term of years without interruption by the Assignor or by person claiming through it; and

         (e) that the Assignor shall at all times hereafter, at the request and cost of the Assignee, execute such further assurances in respect of this Assignment as the Assignee may reasonably require.

4.       ASSIGNEE'S COVENANTS  WITH ASSIGNOR

         The Assignee covenants with the Assignor that the Assignee will, throughout the residue of the term of years pay the rent reserved at the times and in the manner provided in the Lease and observe and perform the covenants on the part of the lessee (as defined in the Lease) therein set forth and will indemnify and save harmless the Assignor from all actions, suits, costs, losses, damages and expenses in respect of such covenants, including costs on a solicitor and its own client basis.

5.       ASSIGNEE'S  COVENANTS WITH LANDLORD

         The Assignee agrees with the Landlord that from the date that this Assignment shall become effective, the Assignee shall become jointly and severally bound by and be liable for the observation and due performance of all the terms and conditions on the part of the lessee (as defined in the Lease), as set forth in the Lease, as if the Assignee were an original party to the Lease.

6.       ASSIGNOR'S COVENANTS WITH LANDLORD

         The Assignor agrees with the Landlord that the Assignor will remain jointly and severally liable to the Landlord, as a tenant, for and shall not be discharged or released from the observation and due performance of any of the terms and conditions on the part of the lessee (as defined in the Lease) under the Lease, notwithstanding the Lease has been assigned to the Assignee or may hereafter be amended, extended, renewed or otherwise modified and notwithstanding the Landlord grants any forbearance or forgiveness of any breach of any obligations of the lessee (as defined in the Lease) as set forth in the Lease.

7.       LANDLORD'S CONSENT

         The Landlord hereby consents to the assignment of the Lease from the Assignor to the Assignee as evidenced by its execution of this Assignment.

         Subject to the provisions of paragraph 6 hereof, the Landlord hereby accepts the Assignee as a party to the Lease as if the Assignee were an original party thereto.

8.       EFFECTIVE DATE

         This Assignment shall become effective as of 12:01 a.m. on the 1st day of April, 1997.

9.       POWER TO SUE

         The Assignor does hereby irrevocably appoint the Assignee its true and lawful attorney with full power and authority in the name and on behalf of the Assignor, its successors and assigns, but at the risk, expense and for the benefit of the Assignee, its successors and assigns to sue for, recover and receive the rights hereby assigned and to give good and sufficient releases therefor.

10.      CAPTIONS

         The captions appearing in this Assignment have been inserted as a matter of convenience and for reference only, and in no way define, limit or enlarge the scope of meaning of the Lease nor of any provision thereof or hereof.

11.      GOVERNING LAW

         This Assignment and any rules or regulations adopted hereunder shall be governed by the laws of the Province of Alberta.

12.      TIME OF ESSENCE

         Time is of the essence of these presents.

ENUREMENT

         This Assignment and the terms and provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject however to compliance by the Assignee with the provision of the Lease in respect of assignments thereof.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Assignment by the hands of their duly authorized officers as of the day and year first above written.

                                       YELLOWBIRD PRODUCTS LIMITED

                                       Per: /s/ James E. Paulson
                                            ---------------------------

                                            /s/ Murray B. Morrison
                                            ---------------------------

                                       PURE TECHNOLOGIES INC.

                                       Per: /s/ James E. Paulson
                                            ---------------------------

                                            /s/ Murray B. Morrison
                                            ---------------------------


                                        STANDARD LIFE ASSURANCE COMPANY

                                        Per:
                                            ---------------------------

                         STANDARD FORM OF OFFICE LEASE

                                      from

                      THE STANDARD LIFE ASSURANCE COMPANY

                                       to

                          YELLOWBIRD PRODUCTS LIMITED

                                    for the

                             340 - 12th Avenue S.W.
                                    Building

                               TABLE OF CONTENTS

PART 1 - INTERPRETATION

1.  Performance                                                                1
2.  Rights and obligations                                                     1
3.  Consents                                                                   1
4.  Dispute resolution                                                         1
5.  Fully net lease                                                            2
6.  Entire agreement                                                           2
7.  Definitions                                                                2
    (a) Additional Rent                                                        2
    (b) Additional Services                                                    2
    (c) Basic Rent                                                             2
    (d) Building                                                               2
    (e) Commencement Date                                                      2
    (f) Cost of Additional Services                                            2
    (g) day or days                                                            2
    (h) End of the Term                                                        2
    (i) Event of Delay                                                         2
    (j) Government Body                                                        2
    (k) Inherent Structural Defects                                            2
    (l) Insured Damage                                                         3
    (m) Land                                                                   3
    (n) Lease                                                                  3
    (o) Leasehold Improvements                                                 3
    (p) Normal Business Hours                                                  3
    (q) Operating Costs                                                        3
    (r) Premises                                                               4
    (s) Rent                                                                   4
    (t) Share                                                                  4
    (u) Taxes                                                                  4
    (v) Term                                                                   4
8.  Determining areas                                                          4
9.  Currency                                                                   4
10. Severability                                                               4
11. Governing law                                                              5
12. Construction                                                               5

PART 2 - EARLY OCCUPANCY AND DELAYS

1.  Early possession                                                           5
2.  Delay in delivering Premises                                               5

PART 3 - DEPOSIT, RENT AND ADDITIONAL RENT

1.  Deposit                                                                    5
2.  Paying Rent                                                                5
3.  Basic Rent                                                                 5
4.  Operating Costs                                                            6
5.  Cost of Additional Services                                                6
6.  Taxes                                                                      7
7.  Tenant's taxes and other charges                                           8
8.  Additional Rent                                                            8
9.  Interest on arrears                                                        8
10. Irregular periods                                                          8

PART 4 - THE  PREMISES

1.  Examination of Premises                                                    8
2.  Possession and use of Premises                                             8
3.  Insurance increases                                                        9
4.  Complying with laws                                                        9
5.  Quiet enjoyment                                                            9
6.  Regulations                                                                9
7.  Tenant's signs                                                             9


                                     - ii -

PART 5 - LANDLORD'S SERVICES AND ADDITIONAL SERVICES

1.  Interior climate control                                                   9
2.  Elevators                                                                  9
3.  Repairs and liability                                                      9
4.  Access                                                                     9
5.  Washrooms                                                                 10
6.  Janitor service                                                           10
7.  Water, telephone, and light                                               10
8.  Additional Services                                                       10
9.  Energy and security                                                       10
10. Light fixtures                                                            10

PART 6 - DISPOSITIONS

1.  Assigning and  sub-letting                                                10
2.  Change in control                                                         11
3.  Landlord's  conveyance                                                    11
4.  Mortgaging                                                                11

PART 7 - REPAIRS,  RENOVATIONS,  DAMAGE AND  EXPROPRIATION

1.  Landlord's  repairs                                                       11
2.  Tenant's  repairs                                                         11
3.  Inspection  and access                                                    11
4.  Tenant  renovations                                                       11
5.  Landlord  renovations                                                     12
6.  Payment  for  work                                                        12
7.  Liens                                                                     12
8.  Tenant's negligence  and liability                                        12
9.  Damage or  destruction                                                    12
10. Abatement                                                                 12
11. Expropriation                                                             13

PART 8 -  SURRENDERING  PREMISES  AND  REMOVING  FIXTURES

1.  Surrender                                                                 13
2.  Removal of fixtures                                                       13
3.  Survival                                                                  13

PART 9 - LIABILITY, INDEMNIFICATION AND INSURANCE

1.  Limitation of Landlord's liability                                        14
2.  Indemnification                                                           14
3.  Tenant's insurance                                                        14
4.  Landlord's insurance                                                      15

PART 10 - PERFORMANCE OF TENANT'S COVENANTS, DEFAULT,
          BANKRUPTCY, AND TERMINATION

1.  Landlord may perform covenants                                            15
2.  Right of re-entry on default or termination                               15
3.  Termination and re-entry                                                  16
4.  Payment of Rent on termination                                            16
5.  Re-letting                                                                16
6.  Method and waiver on re-entry                                             16
7.  Bankruptcy or insolvency                                                  16
8.  Distress                                                                  16
9.  Cumulative  remedies                                                      16
10. Waiver and condoning                                                      16
11. Legal fees                                                                16

                                     - iii -

PART 11 - GENERAL  PROVISIONS

1.  Events of Delay                                                           17
2.  Overholding                                                               17
3.  Exhibiting Premises                                                       17
4.  Subordination                                                             17
5.  Certificates                                                              17
6.  Notices                                                                   17
7.  Time of essence                                                           18
8.  Registration                                                              18
9.  Liability                                                                 18
10. Relocation of Premises                                                    18
11. Covenantor's  obligations                                                 19
12. Brokerage                                                                 19
13. Additional provisions                                                     19
14.  Binding effect                                                           19
Execution  Page                                                               20

SCHEDULE A TO LEASE - ADDITIONAL  PROVISIONS
SCHEDULE B TO LEASE - FLOOR PLAN(S)OF PREMISES
SCHEDULE C TO LEASE - VARIABLE OPERATING COSTS EXAMPLE
SCHEDULE D TO LEASE - REGULATIONS
SCHEDULE E TO LEASE - DESCRIPTION OF LAND

               THIS LEASE dated as of this 25th day of February,  1997.

 BETWEEN:

               THE STANDARD LIFE ASSURANCE COMPANY, having its principal office in Montreal, Quebec, and having an office at 200, 640 - 6th Avenue SW, Calgary, Alberta, T2P OS4

               (the "Landlord")

AND:

               YELLOWBIRD PRODUCTS LIMITED
               1050, 340 - 12th Avenue SW Calgary,
               Alberta T2R 1L5

               (the "Tenant")

               WITNESSES that the Landlord leases the Premises to the Tenant and the Tenant accepts that lease, for the Term, on the following terms and conditions to which the Landlord and Tenant agree:

                        PART  1 - INTERPRETATION


PERFORMANCE             1. In  exercising   its  rights  and  carrying  out  its
                        obligations, each of the Landlord and Tenant will act reasonably, prudently, promptly, and fairly.


RIGHTS AND              2. All   the  Landlord's   and   Tenant's   rights   and
OBLIGATIONS             obligations  in this  Lease will  apply  throughout  the
                        Term, and longer if the Lease so states.

CONSENTS 3. If either the Tenant or the Landlord needs the other's consent, it will obtain that consent in writing before proceeding. Neither party will unreasonably withhold or delay its consent.

DISPUTE                 4. Where the Landlord is obliged to refer any dispute or
RESOLUTION              question to an auditor,  real estate  appraiser or other
                        expert  experienced  in  assessment  appeals,  surveyor,
                        engineer,  architect,  insurance  consultant,  or  other
                        professional:  (i) the Landlord will select a person who
                        is at  arm's-length  from the Landlord,  except that the
                        Landlord  may  use  its   external   auditor  and  other
                        arm's-length   persons   with  whom  the   Landlord  has
                        dealings, (ii) that person's decision or determination will be conclusive and binding on the Landlord and Tenant, and (iii) each of the Landlord and Tenant will pay 50% of that person's fees and disbursements.

FULLY NET               5. This Lease will be a carefree fully net Lease for the
LEASE                   Landlord,  except if an item is  expressly  stated to be
                        for the Landlord's account. Otherwise, the Tenant will pay all outgoings with respect to the Premises, their use, occupancy, and contents including its Share of Operating Costs and Taxes, and the Cost of Additional
                        Services. The Tenant will also pay its costs of carrying out its obligations under this Lease.

ENTIRE                  6.   No   verbal,    written,    express,   or   implied
AGREEMENT               representations,  warranties,  guarantees,  covenants or
                        agreements of either the Landlord or the Tenant will survive the signing of this Lease except if they are set out in this Lease. This Lease constitutes the entire agreement between the Landlord and Tenant. This Lease may only be modified by an express written agreement, made after the Lease has been executed, which both the Landlord and Tenant have signed.

                        7. In this Lease:

                           (a)  "ADDITIONAL  RENT"  means all  money the  Tenant
                                must   pay   under   this    Lease,    including
                                indemnities, but excluding Basic Rent.

                           (b) "ADDITIONAL SERVICES" means the services and supervision the Landlord supplies to the Tenant over and above what the Landlord supplies as the standard level of services included in Operating Costs and available to Building occupants generally.

                           (c) "BASIC RENT" means the annual rent the Tenant is to pay under paragraph 3 of Part 3.


                           (d) "BUILDING" means the office building, and the common areas, improvements, and amenities from time to time on the Land or in the office building.

                           (e) "COMMENCEMENT DATE" means the 1st day of March, 1997.

                           (f) "COST OF ADDITIONAL SERVICES" means the Landlord's costs of providing Additional Services, together with a supervisory fee equal to 15% of those costs.

                           (g) "DAY" or "DAYS" means a calendar day or calendar days.

                           (h) "END OF THE TERM" means the expiry or earlier termination of the Term.

                           (i) "EVENT OF DELAY" means an event or cause beyond the reasonable control of the Landlord or the Tenant, as the case may be, including acts of God, labour or industrial disturbances, civil disturbances, wars, interruptions by Government Body or court orders, transportation disruptions, or shortages of materials.

                           (j)  "GOVERNMENT    BODY"   means   any    municipal,
                                provincial, federal, school, or other statutory authority, or department or agency thereof.

                           (k) "INHERENT STRUCTURAL DEFECTS" mean material defects in the structure of the Building which an architect or engineer, appointed by the Landlord, certifies, in his opinion, to be the result of an ascertainable error in design or workmanship or of the use of substandard building materials.

                           (l) "INSURED DAMAGE" means damage by fire or other peril to the Building or to the Premises which the Landlord is responsible for repairing and for which the Landlord may actually recover the entire cost of repair under the Landlord's insurance policies.

                           (m)  "LAND" means the land described in Schedule E.

                           (n) "LEASE" means this document and the attached schedules.

                           (o) "LEASEHOLD IMPROVEMENTS" mean all improvements, alterations, partitions, or fixtures from time to time installed for or by the Tenant in the Premises, except for furniture and readily removable trade fixtures and equipment which are not hard wired or plumbed.

                           (p) "NORMAL BUSINESS HOURS" mean the hours of 7:00 a.m. to 6:00 p.m. Monday to Friday except for statutory holidays.

                           (q) "OPERATING COSTS" mean the total, without duplication, of all costs, calculated according to Canadian generally accepted accounting principles consistently applied, which the Landlord incurs directly or indirectly to manage, operate, maintain, repair, replace, or preserve the Land and the rentable and non-rentable areas of the Building including, without limitation, the costs of: (i) complete landscaping, gardening, cleaning, janitorial, supervisory, and maintenance services, (ii) operating elevators, (iii) heating, cooling, and ventilating, (iv) hot and cold water, (v) electricity and power including lighting and other utilities and services, (vi) cleaning, maintaining, and servicing all electric lighting fixtures, and replacing light bulbs, tubes, relays, starters, and ballasts, (vii) repairing and servicing elevators and any interior climate control system, (viii) window cleaning, painting, and sanitary control, (ix) security,
                                (x) insurance premiums for fire, liability, loss of rent, elevator liability, and other risks for which the Landlord considers insurance to be necessary, (xi) Capital Tax, being the tax or excise imposed by a Government Body on the Landlord measured by or based in whole or in part upon the capital employed by the Landlord, calculated as if the amount of such tax or excise were the amount due if the Building were the Landlord's only real property, and includes the amount, if any, of any capital or place of business tax imposed by a Government Body on the Landlord with respect to the Building, (xii) accounting and audit charges for calculating Operating Costs, Taxes, and other costs, (xiii) salaries, wages, and fringe benefits paid to Building employees, and amounts paid to independent contractors, and bona fide expenses of such persons, (xiv) a management fee equal to Four (4)% of the aggregate, for each calendar year during the Term, of all rents and other charges payable to the Landlord by tenants of the Building, including Operating Costs and Taxes, (xv) renting or buying signs, equipment, and supplies, and sales and excise taxes on goods and services, (xvi) interest on expenses which the Landlord incurs and then amortizes for a reasonable period, which interest will be calculated yearly and will be equal to the Bank of Canada prime rate of interest in effect on the date the Landlord incurred the expense,
                                (xvii) managing,
                                operating, maintaining, repairing, replacing, or preserving the roof, lobbies, hallways, ceilings, washrooms, elevators, and amenity areas, and (xviii) any additions or modifications to the Building that are required by any Government Body or that are incurred to reduce (or to slow the rate of increase of) an Operating Cost; but excluding the costs of: (i) Taxes, (ii) Landlord's debt service, (iii) correcting Inherent Structural Defects or initial maladjustments in operating equipment, and (iv) leasing commissions and rental advertising.

                                In calculating Operating Costs there will be a credit for insurance proceeds for Insured Damage which the Landlord actually recovers, and for recovery from Building occupants of electricity and light bulbs, and tube and ballast replacement, to the extent that such items were included in Operating Costs.

                           (r) "PREMISES" mean the office space located on the 10th floor(s) of the Building consisting of 3,216 rentable square feet more or less, and outlined in red on the floor plan attached as Schedule B.

                           (s)  "RENT" means Basic Rent and Additional Rent.

                           (t) "SHARE" means 2.6651%, being the Tenant's portion of Operating Costs and Taxes, and being the proportion that the rentable area of the Premises bears to the rentable area of the Building.

                           (u) "TAXES" mean all taxes, duties, rates, levies, assessments, or charges including those for local improvements, education, and schools levied, imposed, or assessed from time to time by any Government Body against the Land, the Building, or the Landlord in respect thereof, including all taxes which the Landlord is obliged to pay to any Government Body on goods and services which are supplied or provided to or for the benefit of the Land or Building, or the tenants, together with legal and other professional fees and interest and penalties on deferred payments which the Landlord incurs in good faith to contest or appeal the amount or validity of those various charges. "Taxes" will not include tax or licence fees on businesses carried on by Building occupants, or corporate income, profits, or excess profits tax upon the Landlord's income to the extent that such tax is not levied in lieu of the various charges.

                           (v)  "TERM" means the term of Five (5) years and Zero
                                (0) months starting on the Commencement Date and ending on February 28th, 2002, and any renewal of the Term and any period of permitted overholding.



DETERMINING             8. If the demising  walls of the Premises  have not been
AREAS                   constructed  when this  Lease is signed or if either the
                        Landlord or Tenant dispute at any time the rentable area of the Premises or the rentable area of the Building, the Landlord will appoint a land surveyor or architect to determine the applicable rentable area according to industry (BOMA, if applicable) standards.

CURRENCY 9. All references to money are to lawful currency of Canada.

SEVERABILITY            10. If any provision of this Lease is unenforceable,  it
                        will be severed.

GOVERNING               11.  This  Lease  will be  governed  by the  laws of the
LAW                     jurisdiction where the Land is located.

CONSTRUCTION            12.  Singulars will include  plurals and masculines will
                        include feminines and neuters, and vice-versa. If the word "including" is used, the words "without limiting the generality of the foregoing" will be deemed to follow. Headings are for convenience of reference only.

                        PART 2 - EARLY OCCUPANCY AND DELAYS

EARLY                   1. If the Tenant uses or occupies  the  Premises  before
POSSESSION              the Commencement  Date, the provisions of this Lease and
                        any further  provisions in Schedule D will apply.

DELAY IN                2. If the  Premises  are not ready for  occupancy by the
DELIVERING              Tenant  on  the   Commencement   Date  because  a  prior
PREMISES                overholding  has unlawfully  refused to leave or because
                        of an Event of Delay, the Landlord will not be liable for loss or damage resulting from the delay, and the Term will start on the Commencement Date, but the Tenant need not pay Rent until the Landlord gives it occupancy.
                        In any such case, the Landlord will provide occupancy to the Tenant as quickly as possible.

                        PART 3 - DEPOSIT, RENT AND ADDITIONAL RENT

PAYING RENT             2. The Tenant will pay Rent duly and  punctually  to THE
                        STANDARD LIFE ASSURANCE COMPANY at 200, 640 - 6th Avenue
                        SW, Calgary. Alberta. T2P 084 or to such other person or place of which the Landlord gives notice to the Tenant.
                        The Tenant will pay Rent without deduction, abatement, or set-off, except as permitted by paragraphs 4 and 6 of
                        Part 3. The Tenant's obligation to pay Rent due during the Term will survive the End of the Term.

BASIC  RENT             3.  The  Tenant  will  pay  basic  rent,  as follows:

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Years(s)      From              To       $ Per Rentable $ Per Month    $ Per Annum
                                           Square Foot
                                            Per Annum
-----------------------------------------------------------------------------------------------
1 - 2      Mar-01-1997      Feb-28-1999      $5.00      $1,340.00      $16,080.00
-----------------------------------------------------------------------------------------------
  3        Mar-01-1999      Feb-28-2000      $5.50      $1,474.00      $17,688.00
-----------------------------------------------------------------------------------------------
4 - 5      Mar-01-2000      Feb-28-2002      $6.00      $1,608.00      $19,296.00
-----------------------------------------------------------------------------------------------

  OPERATING             4.  The  Term  will  consist  of  fiscal  periods  of 12
  COSTS                 consecutive  months, each ending on October 31st, except
                        that the first and last  fiscal  periods may be shorter.
                        The Landlord may change the date on which the fiscal periods end by giving the Tenant at least 60 days' advance notice. In any such case, the then current fiscal period will be extended or shortened so that it ends on the new date. Before the Term starts and before each fiscal period starts, the Landlord may give the Tenant an estimate of its monthly Share of Operating
                        Costs for the then existing fiscal period or the coming fiscal period. The Tenant will pay that estimated Share or, if no estimate is given, the same Share it was paying for the previous fiscal period, monthly on the same dates and in the same manner that it pays Basic
                        Rent.

                             Operating  Costs may be either  fixed or  variable.
                        Fixed Operating Costs are not affected by the Building's occupancy level. Three typical examples of fixed Operating Costs are: exterior window washing, fire alarm monitoring, and exterior landscaping maintenance. The Tenant's share of fixed Operating Costs will be based on the actual amount of fixed Operating Costs.

                             Variable   Operating  Costs  are  affected  by  the
                        Building's occupancy level. Three typical examples of variable Operating Costs are: janitorial cleaning, management fee, and heating. To ensure the equitable allocation of variable Operating Costs between the Landlord and tenants, if the Building's average occupancy level is less than ninety-five per cent for any fiscal period, the Landlord may adjust the actual variable Operating Costs to an amount applicable to a ninety-five per cent occupancy level. The sole purpose of such adjustment is to ensure that the Landlord will pay that portion of variable Operating Costs applicable to vacant space, and the tenants will pay that portion applicable to occupied space. (See example in Schedule C.) The Tenant's share of variable Operating Costs will be based on the actual or adjusted amount of variable Operating Costs, as the case may be.

                             After the Landlord has completed its accounting for
                        each fiscal period, the Landlord will give the Tenant a statement of the Operating Costs for that fiscal period. If the statement shows a shortfall between the estimated Share of Operating Costs the Tenant has paid for that fiscal period and its actual Share, the Tenant will pay that shortfall within 30 days after it receives the statement. If the statement shows that the Tenant has paid too much, the Tenant will receive a credit for the difference. If the Tenant questions any Operating Cost, it may examine the Landlord's books and records with regard to the Building. Either the Landlord or the Tenant may give notice to the other, within 90 days after the Tenant receives that statement, correcting or disputing the calculation, or allocation, of any Operating Cost. If the Landlord and Tenant cannot agree on the correction or resolve the dispute within 10 days after the notice is given, the Landlord will give such notice to an auditor who will determine the correction or dispute. If the auditor's decision requires an adjustment in what the Tenant has paid, it will be made in the same manner as actual Operating Costs adjustments.

     COST OF            5.  The  Tenant  will pay to the  Landlord,  in the same
     ADDITIONAL         manner it pays its Share of  Operating  Costs or in such
     SERVICES           other manner as the Landlord may request, the Landlord's
                        extra costs in respect of the Tenant's use of the Premises outside of Normal Business Hours or in respect of extra interior climate control, electrical, or other services, or materials, which result from the Tenant's activities, or requests, over and above those normally provided to Building occupants or outside of Normal
                        Business Hours. Paragraph 4 of Part 3 will apply to those extra costs so far as applicable. The Landlord may install meters, at the Tenant's cost, to check the Tenant's consumption of utilities.

TAXES 6. The Term will consist of tax periods of 12 consecutive months, each ending on December 31st, except that the first and last tax periods may be shorter. The Landlord may change the date on which the tax periods end by giving the Tenant at least 60 days' advance notice. In any such case, the then current tax period will be extended or shortened so that it ends on the new date. If the Premises or any property or rights specific to the Tenant are assessed separately in respect of any tax period by the relevant Government Body, the Landlord will calculate the Tenant's share of Taxes on that separate basis. If Taxes are greater than they would normally be because of the Tenant's constitution, ownership, or use of the Premises, school support, assessment by the relevant Government Body using an income approach, or other reason specific to the Tenant, the Landlord may determine that greater amount and include it in the estimate of the Tenant's Share of Taxes. The Tenant may contest or appeal the amount or validity of any separate or higher assessment if the Tenant pays such assessment as required, gives the Landlord a copy of the appeal, and pays all appeal costs. Before the Term starts and before each tax period starts, the Landlord may give the Tenant an estimate of its monthly Share of Taxes and any further share of Taxes payable under this paragraph 6 for the then existing tax period or the coming tax period. The Tenant will pay that estimated Share or, if no estimate is given, the same Share it was paying for the previous fiscal period, monthly on the same dates and in the same manner that it pays Basic Rent. After each tax period ends, the Landlord will give the Tenant a statement of the actual Taxes due from that Tenant for that tax period which will include any separate or higher Taxes due. If the statement shows a shortfall between the estimated Share of Taxes and any further share of Taxes payable under this paragraph 6 which the Tenant has paid for that tax period and its actual Share and any further share, the Tenant will pay that shortfall within 30 days after it receives the statement. If the statement shows that the Tenant has paid too much, the Tenant will receive a credit for the difference. Either the Landlord or the Tenant may give notice to the other, within 90 days after a tax period ends, correcting or disputing the calculation, or allocation of any Taxes. If the Landlord and Tenant cannot agree on the correction or resolve the dispute within 10 days after the notice is given, the Landlord will give such notice to a real estate appraiser or other expert experienced in assessment appeals who will determine the correction or dispute. If the decision of such appraiser or other expert requires an adjustment in what the Tenant has paid, it will be made in the same manner as adjustments of actual Taxes. Subject to the Tenant's obligation to pay its Share of Taxes, the Landlord will pay the Taxes, except that the Landlord may defer payment if deferment is lawful. Except as set out in this paragraph 6, the Tenant may not contest or appeal the amount or validity of Taxes. The Landlord may contest or appeal the amount or validity of Taxes but will not be obliged to do so. If the Landlord has so contested or appealed, the Landlord may compromise, waive, or settle without reference to the Tenant. If the Landlord receives a reduction in the Taxes and if the Tenant has paid its Share of the Taxes which are reduced, the Tenant will receive a credit for its Share of the reduction. The Tenant will pay its Share of any increase in Taxes as a result of such contest or appeal. If the Landlord cannot obtain from the appropriate Government Body or public or private utility an allocation of Taxes or of any other taxes, duties, rates, levies, assessments, or charges which the Tenant is obliged to pay, which is sufficient to calculate the Tenant's Share or portion, the Landlord will make that allocation.

    TENANT'S            7.  The  Tenant  will  pay,  as  and  when  due,  to the
    TAXES AND           appropriate Government Body or public or private utility
    OTHER CHARGES       all  licence  fees,  taxes,   rates,   duties,   levies,
                        assessments,  or other  charges  imposed,  assessed,  or
                        levied  by any  Government  Body or  public  or  private
                        utility  from  time  to  time,  whether  imposed  on the
                        Landlord or the Tenant,  in respect of: (i) the personal
                        property,   fixtures,   business,   franchise,   income,
                        occupancy, use, or sales of the Tenant or other occupant
                        of the Premises, (ii) Leasehold Improvements,  fixtures,
                        or  machinery  installed  in the  Premises by or for the
                        Tenant,  (iii)  other  space  used by the  Tenant in the
                        Building,   (iv)  utilities  and  services  used  in  or
                        supplied to the Premises, to the extent that the Landlord has not included them in Operating Costs, and
                        (v) tax on goods and services which the Landlord provides or causes to be provided to or for the benefit of the Tenant or the Premises. If any such charges are not allocated separately for the Premises, the Landlord will make that allocation and if utilities or services are not sub-metered, the allocation will be on a connected load and usage or other equitable basis. Upon request by the Landlord, the Tenant will give the Landlord evidence that the Tenant has paid those charges as required.


   ADDITIONAL           8. The Tenant will pay all  Additional  Rent upon demand
   RENT                 by the  Landlord  unless other times for its payment are
                        expressly set out in this Lease. If the Tenant fails to pay any Additional Rent, as and when due, the Landlord will have the same remedies for its collection as it has for recovering Basic Rent in arrears. If the Tenant fails to pay any sum which the Tenant is obliged to pay, then subject to paragraph 7 of Part 7, the Landlord may pay it and it will then be a debt owing by the Tenant to the Landlord.


INTEREST ON             9. When any Rent, or any interest accrued thereon, is in
ARREARS                 arrears,  it  will  bear  interest  at  1.5%  per  month
                        compounded monthly, from the date such Rent became due to and including the date of payment. The Landlord will have all remedies for its collection as it has for recovering Basic Rent in arrears.

IRREGULAR               10. If the Term  begins or ends  other than on the first
PERIODS                 or last  day of a month or if the  first or last  fiscal
                        period or tax period is less than 12 months, Rent for any broken month or broken period will be pro rated at a rate per day equal to 1/365 of the annual Rent.

                        PART 4 - THE PREMISES

EXAMINATION             1. The Tenant will  inspect the Premises  before  taking
OF PREMISES             possession  and will  give the  Landlord  notice  of any
                        problems. If the Tenant does not give notice, the Premises will be deemed to be satisfactory, except for Inherent Structural Defects.

POSSESSION              2. The Tenant will: (i) take  possession of the Premises
AND USE OF              on the  Commencement  Date, (ii) not allow anyone except
PREMISES                for its  employees,  customers,  other persons  lawfully
                        having   business   with  the   Tenant,   or   permitted
                        sub-tenants, to use or occupy the Premises, (iii) use the Premises only for general office use, unless the Landlord consents to another use, (iv) not let the Premises remain vacant for more than 5 consecutive days,
                        (v) not do anything in the Premises which is noxious, dangerous, or offensive or which would be a nuisance or disturb other Building occupants, (vi) not overload the Premises floor without the Landlord's consent beyond a capacity of Fifty Pounds (50 lbs) Per Square Foot, (vii) not cause any waste or damage to the Premises, (viii) not let the Premises become untidy or unsightly, and at the end of each business day leave them in such a condition that they can be cleaned, and (ix) not store any dangerous or inflammable substances in the Premises.

 INSURANCE              3. The Tenant  will not do or omit to do anything in the
 INCREASES              Premises  which  would  result  in any  increase  in the
                        Landlord's  insurance  premiums  but, if the  Landlord's
                        premiums are increased, the Tenant will pay the increase
                        to the Landlord.  The Landlord,  by its representatives,
                        may at any time enter the Premises to remove any article
                        or  remedy  any  condition   which,  in  the  Landlord's
                        opinion, would be likely to lead to cancellation of any insurance policy. Such entry by the Landlord will not be deemed a re-entry or a trespass. If any insurance policy of the Landlord is subject to cancellation or is cancelled by reason of the Tenant's use of the Premises, the Landlord may terminate this Lease by giving 10 days' notice to the Tenant, except if the Tenant has cured the problem within that 10 day period. In such case, Paragraph 1 of Part 11 will not apply.


 COMPLYING              4. The Tenant will  comply with all lawful  requirements
 WITH LAWS              of Government  Bodies and  insurance  companies who hold
                        policies which affect the Land or Building, with respect to its operation and use of the Premises, the condition of the Tenant's Leasehold Improvements, trade fixtures, furniture and equipment, and any repairs or renovations the Tenant makes or is obliged to make to the Premises.

QUIET                   5. If the Tenant duly and  punctually  pays the Rent and
ENJOYMENT               complies  with  its  obligations,  the  Tenant  will  be
                        entitled to peaceably possess and enjoy the Premises during the Term.

REGULATIONS             6. The Tenant will comply with the regulations  attached
                        as Schedule D and with any amendments to them or any new regulations which the Landlord makes in connection with the use, occupancy, repair, maintenance, or operation of the Land or the Building. The regulations will form part of this Lease.

TENANT'S                7. The  Tenant  will  not  place  or  affix  any  signs,
SIGNS                   symbols,  or lettering outside the Premises,  inside the
                        Premises if visible from  outside,  or inside or outside
                        the   Building,   except   for   a   building   standard
                        identification sign at or near the Premises entrance and
                        a directory  listing in the Building's main lobby,  both
                        of which will be subject to the Landlord's consent as to
                        design,   colour,  size,  and  location.   The  Landlord
                        reserves   the  right  to  install   such  signs  as  an
                        Additional Service.

                        PART 5 - LANDLORD'S  SERVICES AND ADDITIONAL  SERVICES

INTERIOR                1. The  Landlord  will provide to the  Premises,  during
CLIMATE                 Normal Business Hours, by means of a system for heating,
CONTROL                 cooling, filtering and circulating air, processed air in
                        quantities and at temperatures which will keep the Premises comfortable for normal office purposes based on normal occupancy, to building standards for comparable buildings in the vicinity. However, the Landlord will not be responsible for any inadequacy in the system if the Premises depart from the design criteria set out in the regulations.

ELEVATORS               2.  The  Landlord  will  furnish  elevator  service,  if
                        installed, to the Premises for use by the Tenant and its
                        invitees,   in  common  with   others,   but  under  the
                        Landlord's  supervision and subject to the  regulations.


REPAIRS AND             3. If, in the Landlord's  opinion,  the interior climate
LIABILITY               control   system   or   the   elevators   need   repair,
                        replacement, or alteration, the Landlord may interrupt or reduce service, but will so repair, alter, or replace within a reasonable time.

ACCESS 4. The Tenant and its invitees, in common with others, may use the common entrances, lobbies, stairways, and corridors of the Land and Building to gain access to the Premises, subject to the regulations.

WASHROOMS               5. The Tenant and its  invitees,  in common with others,
                        may use the washrooms on the floor(s) on which the Premises are located.

JANITOR                 6.  The  Landlord   will  provide   cleaning   services,
SERVICE                 generally  by  external  janitorial  contract,   to  the
                        Premises and the Building in accordance with modern building standards for comparable buildings in the vicinity. The Landlord will use reasonable efforts, as a prudent owner, to ensure a good standard of service and conduct from cleaning personnel.

WATER,                  7. The Landlord will provide building  standard ducts to
TELEPHONE,              bring  telephone  services to the Premises, hot and cold
AND LIGHT               water to building  standard  washrooms,  and  reasonable
                        lighting to the Premises and to Building common areas.

ADDITIONAL              8. The Landlord will have the exclusive right, by way of
                        SERVICES Additional Services, to provide to the Premises
                        extra cleaning services  requested by the Tenant, and to
                        supervise  the  moving  of  the  Tenant's  furniture  or
                        equipment,  and the Tenant's  repairs or  alterations in
                        the  Premises.   If  the  Landlord  provides  Additional
                        Services, by right or by agreement with the Tenant, the Tenant will pay the Cost of Additional Services to the Landlord.


ENERGY AND              9. The  Tenant  will  co-operate  with the  Landlord  to
SECURITY                conserve energy and to maintain security.

LIGHT                   10.  The  Landlord  will  have  the  exclusive  right to
FIXTURES                install,   repair,   maintain,    clean,   relamp,   and
                        destaticize fluorescent fixtures at competitive rates.

                        PART 6 - DISPOSITIONS

ASSIGNING  AND          1. The Tenant  will not assign  this Lease or sub-let or
SUB-LETTING             part  with  possession  of the  whole or any part of the
                        Premises for the whole or any part of the Term, without a bona fide written offer and without the Landlord's consent. If the Tenant wants the Landlord's consent, it will give the Landlord a true copy of the offer and any information the Landlord may require with regard to the reputation, financial standing, and business of the proposed assignee, sub-tenant, or occupant. Within 10 days after the Landlord receives the last of that information, or within 10 days after it receives the request for consent if it has not asked for any information, the Landlord will advise the Tenant that the Landlord: (i) consents, (ii) refuses to consent
                        (with the reasons for such refusal) , or (iii) wishes, if the request is to assign this Lease or to sub-let or part with possession of the whole Premises, to terminate this Lease or wishes, if the request is to sub-let or part with possession of part of the Premises, to terminate this Lease with respect to such part. If the Landlord consents, then the Tenant may complete its transaction only on the terms set out in the offer and only if it does so within 60 days after it receives the Landlord's consent. If the Landlord wishes to terminate this Lease, in whole or in part, the Tenant may withdraw its request within 10 days after it receives the Landlord's advice. If the Tenant does not withdraw its request, then this Lease will be terminated, in whole or in part, on a date required by the Landlord which will be not less than 30 nor more than 60 days after the later of the date the Landlord receives the Tenant's request for consent or the date the Landlord receives the last of the requested information from the Tenant.
                        If the Tenant surrenders only part of the Premises, Rent will abate thereafter proportionately. Despite any such assigning, sub-letting, or parting with possession, the Tenant will remain liable for the Tenant's obligations.
                        If the Landlord gives its consent to an assignment, the Landlord may require the Tenant to obtain the assignee's direct covenant with the Landlord to comply with the Tenant's obligations, as a condition of the consent. The Tenant will not advertise the Premises for assignment or sub-letting except if the Landlord has approved the proposed text. In no event will the rental rate appear in any advertisement.


CHANGE                  2. If the Tenant is a private company, any sale or other
IN CONTROL              disposition  of its shares or securities  resulting in a
                        change of control or beneficial ownership will be deemed to be an assignment under paragraph 1 of Part 6.


LANDLORD'S              3. If the Landlord sells the Landand  Building,  it will
CONVEYANCE              have no further obligation to the Tenant except for then
                        existing defaults by the Landlord.

MORTGAGING              4. The Tenant will not mortgage or charge its  leasehold
                        interest in the Premises, fixtures, chattels, furniture, or equipment, without the Landlord's consent.

                        PART 7 - REPAIRS, RENOVATIONS,  DAMAGE AND EXPROPRIATION

LANDLORD'S              1. The  Landlord  will keep the  Building  in a good and
REPAIRS                 reasonable state of repair and  maintenance,  consistent
                        with the standards for comparable buildings in the vicinity, except for the non-structural elements of the Premises and other premises and reasonable wear and tear, and will repair Insured Damage except if the Lease is terminated under paragraph 9 of this Part 7.

TENANT'S                2. The  Tenant  will keep the  Premises,  its  Leasehold
REPAIRS                 Improvements, its trade fixtures, and any plate or other
                        glass in the  Premises or in the  exterior  walls of the
                        Premises  in a good and  reasonable  state of repair and
                        maintenance,   consistent   with   the   standards   for
                        comparable offices in the vicinity, except for the structural elements of the Premises, reasonable wear and tear, and Insured Damage, and except if the Lease is terminated under paragraph 9 of Part 7. Paragraph 4 of this Part 7 will apply to Tenant repairs. The Tenant will repair according to notice from the Landlord.

INSPECTION              3. The Landlord,  by its representatives,  may enter the
AND ACCESS              Premises  at  all   reasonable   times  and  during  any
                        emergency   to:  (i)   inspect  or   supervise   repair,
                        maintenance,  or  renovation,  (ii) do its own  repairs,
                        maintenance,  or  renovations,   (iii)  gain  access  to
                        utilities and services (including underfloor or overhead
                        ducts and access  panels),  and (iv) determine  electric
                        light,  power and water consumption by the Tenant in the
                        Premises.  In doing  its  repairs  or  renovations,  the
                        Landlord  may  bring  equipment  and  material  into the
                        Premises.   The   Tenant   will  not  be   entitled   to
                        compensation  for  any   inconvenience,   nuisance,   or
                        discomfort   caused  by  the  Landlord's   work  in  the
                        Premises, but the Landlord will disturb the Tenant's use and enjoyment of the Premises as little as reasonably possible.

TENANT                  4. The  Tenant  will not  construct,  install,  or alter
RENOVATIONS             anything in the Premises without the Landlord's consent.
                        When requesting  that consent,  the Tenant will give the
                        Landlord  a copy of  reasonably  detailed  drawings  and
                        specifications for the proposed work. The Tenant will do
                        such  work  in  a  good  and  workmanlike   manner,   in
                        accordance  with the  drawings  and  specifications  the
                        Landlord  has  approved,  and  in  accordance  with  the
                        Landlord's reasonable requirements.  The Tenant will use
                        contractors and  subcontractors to whom the Landlord has
                        consented,  except that the Landlord may  designate  the
                        contractors   and   subcontractors   to  be   used   for
                        mechanical, structural, or electrical design and work and except that the labour union affiliations of workers must be compatible with those of workers employed by the Landlord or its contractors. The Landlord's consent, inspection, and supervision with respect to any such work will be Additional Services.
                        Upon completing any work, the Tenant will deliver to the Landlord a full set of as-built drawings which the Landlord may keep.

LANDLORD                5. The Landlord may alter the Building from time to time
RENOVATIONS             including constructing  additional floors,  altering the
                        Building's  size, or altering the location,  dimensions,
                        or  specifications   of  utilities,   common  areas,  or
                        mechanical systems so long as the physical dimensions of the Premises are not materially altered as a result. The
                        Tenant waives and renounces all claims which may result from any such alteration. If such alteration results in additional land being added to the Land or being used to service the Building, such additional land will be deemed to form part of the Land. If such alteration results in a change in the rentable area of the Building, the Landlord may modify the Tenant's Share accordingly.

PAYMENT FOR             6.  The Tenant will pay all accounts for its renovations
WORK                    and  repairs  as  and  when  due,  except  as set out in
                        paragraph 7 of this Part 7.

LIENS 7. The Tenant will discharge any builder's or other lien filed against the Tenant's leasehold interest or against the Land, by reason of work, labour, services, or materials provided or alleged to have been provided to the Tenant, as soon as it comes to the Tenant's notice. If the Tenant gives the Landlord notice that it wants to contest in good faith any lien and if the Tenant deposits with the Landlord or pays into Court the amount of the lien claim plus an amount for costs satisfactory to the Landlord or the Court, as the case may be, then the Tenant may defer paying the lien claim while it contests the claim with due diligence, except that if the Tenant's leasehold interest or the Land thereby becomes liable, in the Landlord's judgement, to forfeiture or sale, the Landlord may discharge any such lien. In that case, the Tenant will reimburse the Landlord for the amount of the lien and its costs of so discharging.

TENANT'S                8. If any part of the  Building,  including the interior
NEGLIGENCE              climate control and utilities  systems,  needs repair or
AND  LIABILITY          replacement  by reason of the fault or negligence of the
                        Tenant or its invitees or licensees, the Tenant will be liable therefor and for resulting or consequential injury, loss, or damage.

DAMAGE OR               9.  If the  Premises  or  the  Building  are  materially
DESTRUCTION             damaged by any cause, the Landlord, within 10 days after
                        the damage occurs, will appoint an architect or engineer
                        to determine,  within 30 days,  the extent of the damage
                        and how  long  he  estimates  the  damage  will  take to
                        repair.  The Landlord will give the Tenant a copy of the
                        architect's   or  engineer's   report.   If  the  report
                        indicates that the Premises or Building will take more than 180 days from the date of the report to repair, then either the Landlord or the Tenant may give notice to the other, within 10 days after receipt of the report, terminating this Lease. If the Lease is so terminated, the termination date will be the l0th day after the date the Landlord or the Tenant receives such notice from the other, and in such case neither the Landlord nor the Tenant will be obliged to repair. If the Lease is not so terminated, each of the Landlord and Tenant will repair the damage to the extent it is obliged to do so under paragraph 1 or paragraph 2 of this Part 7.

ABATEMENT               10. If the  Premises are not  reasonably  capable of use
                        and occupancy by the Tenant for its business for more than 10 days as a result of any damage, Rent will abate, from the date of the damage, in proportion to the part or parts of the Premises not reasonably capable of use and occupancy until the Premises are again reasonably capable of such use and occupancy or, with respect to the Tenant's repairs after such damage, until such time as, in the Landlord's opinion, those repairs ought to have been completed. If the Landlord and Tenant disagree on the extent or time of the abatement, the Landlord will ask an architect or engineer to determine the dispute.

EXPROPRIATION           11. If a Government Body expropriates all or part of the
                        Land or Building, the Landlord,  within 60 days after it
                        receives  the  notice  of  expropriation,  may  give the
                        Tenant  not less than 30 days'  notice  terminating  the
                        Lease. If a Government Body  expropriates all or part of
                        the Premises such that any  remainder is not  reasonably
                        capable of use and occupancy, the Tenant, within 60 days
                        after it receives the notice of expropriation,  may give
                        the Landlord  not less than 30 days' notice  terminating
                        the Lease.  If the Lease is so  terminated,  neither the
                        Landlord  nor  Tenant  will have any claim  against  the
                        other  with  respect to the  expropriation.  Each of the
                        Landlord  and Tenant may claim  against  the  Government
                        Body for  compensation  for loss of its interest and may
                        retain  any  compensation  awarded  to it.  Each  of the
                        Landlord  and Tenant will  co-operate  with the other in
                        pursuing its respective  claim. If the Landlord receives
                        a  compensation  award  which  specifically  includes an
                        award  to  the  Tenant,  the  Landlord  will  remit  the
                        Tenant's   portion  to  it.  If  the  Lease  is  not  so
                        terminated then paragraph 9 of this Part 7 will apply to any repairs which are necessary as a result of the expropriation and paragraph 10 of this Part 7 will apply to abatement of Rent during any repair period. After the later of the date of expropriation or the repair period, if any, Rent will be adjusted so that it will bear the same proportion to the original Rent as the area of the remaining Premises bears to the area of the Premises immediately before the expropriation, and the Tenant's
                        Share will be adjusted in the same manner.

PART 8 - SURRENDERING  PREMISES AND REMOVING FIXTURES

SURRENDER               1. At the End of the Term,  the  Tenant  will  surrender
                        possession  of the Premises  and the Tenant's  Leasehold
                        Improvements to the Landlord,  without compensation,  in
                        the  condition  in which the Tenant was  obliged to keep
                        them   during   the   Term.   The   Tenant's   Leasehold
                        Improvements will remain the Landlord's property, except
                        for  those  the  Tenant  is  obliged  to  remove   under
                        paragraph 2 of this Part 8. At the End of the Term, the Tenant will give the Landlord a surrender of this Lease, which will be in form acceptable for registration if applicable.

REMOVAL OF              2. During the Term,  the Tenant will not remove from the
FIXTURES                Premises its  Leasehold  Improvements,  trade  fixtures,
                        furniture  or   equipment,   except  for  furniture  and
                        equipment which, in the normal course of its business, is no longer needed or is being replaced by furniture or equipment of equal or better quality and except as set out in this paragraph. At the End of the Term, the Tenant will remove from the Premises: (i) its trade fixtures, (ii) its furniture and equipment, and (iii) those Leasehold Improvements which the Landlord requires it to remove, except that, if the Tenant is then in default under the Lease, the Tenant will not remove any of those items unless the Landlord expressly requires it to do so. The Tenant will repair any damage to the Premises caused by the removal of those items. If the Tenant does not remove any such items, the Landlord may do so and the Tenant will pay the Landlord's removal and storage charges.

SURVIVAL 3. The Tenant's obligations in this Part 8 will survive the End of the Term.

                        PART 9 - LIABILITY, INDEMNIFICATION AND INSURANCE


LIMITATION  OF          1. The Landlord will not be liable for any bodily injury
LANDLORD'S              or death of, or loss or damage to any property belonging
LIABILITY               to, the Tenant or its employees,  invitees, or licensees
                        or any other  person  in or about  the Land or  Building
                        unless resulting from the Landlord's  gross  negligence,
                        but in no event will the Landlord be liable for: (i) any
                        damage,  except  for  Insured  Damage,  caused by smoke,
                        steam,  water,  ice, rain, snow, or fumes which may leak
                        into,  issue or flow  from any part of the  Building  or
                        from the plumbing  works,  or from any other  place,  or
                        caused by the  condition or  arrangement  of any wiring,
                        (ii) any damage caused by any other  Building  occupant,
                        (iii) any act or omission (including theft, malfeasance,
                        or  negligence)  of any person the Landlord has employed
                        or  contracted  with to perform  janitor,  security,  or
                        other  work in the  Building,  (iv) any loss or  damage,
                        however  caused,   to  money,   securities,   negotiable
                        instruments, papers, or other valuables of the Tenant or its employees, invitees, or licensees, or (v) failure to supply or maintain interior climate control or elevator services, or indirect or consequential damages for personal discomfort or illness resulting from failure to supply or maintain such services.

INDEMNIFICATION         2.  Except  for the  Landlord's  gross  negligence,  the
                        Tenant will  indemnify  and save the  Landlord  harmless
                        from  all  claims,  actions,  liabilities,   judgements,
                        damage, costs, or expense which the Landlord may suffer or incur in connection with or arising from: (i) bodily injury or death, or property or other loss or damage, in or about the Land or Building, as a result of any act or omission of the Tenant, or (ii) any breach by the Tenant of its obligations under this Lease. This indemnity will survive the End of the Term.

TENANT'S                3. The Tenant will obtain and maintain in good standing:
INSURANCE

                           (a) liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises and the Building, including personal liability, liability assumed by contract, Tenant's legal liability, and non-owned automobile liability. Such insurance will: (i) have a limit of not less than $3,000,000.00 in respect of any one occurrence and not less than $1,000,000.00 in respect of injury or death to a single person and not less than $500,000.00 in respect of any single instance of property damage, (ii) be primary insurance and will not call into contribution any other insurance available to the Landlord or its mortgagee, which means that the Tenant's insurance will cover any loss before the Landlord's or other insurance, and
                                 (iii) provide for cross-liability and severability of interest, which means that each named insured on the policy can sue each other named insured under the terms of the policy;

                           (b) insurance upon the Tenant's property normally located within the Building, and any property which is repaired at the Tenant's expense under this Lease, including stock in trade, inventory, furniture, fittings, Leasehold Improvements, and Tenant's fixtures in an amount equal to the full replacement cost thereof, against at least the perils of fire, sprinkler leakage, theft, vandalism, riot, civil commotion, impact of aircraft, water damage, earthquake, flood, and any perils not mentioned above which are included in normal "all risks" coverage;

                           (c) insurance against all explosion, rupture or failure of boilers, pressure vessels or equipment within or serving the Premises exclusively; and

                           (d) such other types of insurance as a prudent tenant would obtain from time to time.


                        The Tenant will obtain all such insurance in at least those amounts set out in paragraph 3(a) of this Part 9 and otherwise in those amounts a prudent tenant of comparable space in a comparable building in the vicinity would obtain and maintain from time to time. All such insurance policies will: (i) include the Tenant, any mortgagee of the Tenant if applicable, the Landlord, and any mortgagee of the Landlord if applicable, as named insureds, which means a person, firm, or corporation which is specifically designated by name as an insured under a policy, (ii) contain a waiver of any right of subrogation or recourse by the Tenant's insurer against the Landlord or its employees, agents, contractors, or mortgagees, whether or not any loss is caused by the act, omission or negligence of the Landlord or its employees, agents, contractors, or mortgagees. (Subrogation means the legal process by which an insurance company seeks recovery of the amount it pays to a policy holder from a third party who may have caused the loss.), (iii) provide that the insurer will give the Landlord (and any of the Landlord's mortgagees of which it has received notice) 30 days' prior written notice of cancellation of, material alteration in, or lapse of, any policy, and (iv) provide that such policies will not be invalidated as respects the interest of the Landlord or the Landlord's mortgagees by reason of any breach or violation of any warranties, representations, declarations, or conditions contained in the policies. The Tenant will effect all such policies with insurers and upon terms satisfactory to the Landlord. The Tenant will give the Landlord certified copies of its insurance policies evidencing all such insurance and its renewal. The Tenant will pay the premium for each policy. If the Tenant fails to obtain or maintain any such insurance, the Landlord may do so as the Tenant's agent and at the Tenant's cost. The Tenant will review all its policies annually to ensure that they are up to date.

LANDLORD'S              4.  The  Landlord  will  obtain  and  maintain  fire and
INSURANCE               extended  coverage  insurance  on the Building and other
                        insurance it considers necessary in amounts and on terms and conditions which a prudent owner of a comparable building in the vicinity would obtain and maintain from time to time.


                        PART 10 - PERFORMANCE OF TENANT'S COVENANTS, DEFAULT,
                                   BANKRUPTCY, AND TERMINATION

LANDLORD  MAY           1. If the Tenant  defaults in complying  with any of its
PERFORM                 obligations,  the  Landlord,  in  addition  to its other
COVENANTS               rights  and  remedies  under  this Lease or at law or at
                        equity, may remedy or attempt to remedy any such default and for such purpose may enter the Premises. No such entry will be deemed to be a re-entry or trespass. The
                        Tenant will reimburse the Landlord for the Landlord's costs of so remedying or attempting to remedy. The
                        Landlord will not be liable to the Tenant for any act or omission in so remedying or attempting to remedy unless such act or omission amounts to intentional misconduct or gross negligence.

RIGHT OF                2. If and whenever: (i) the Tenant fails to pay any Rent
RE-ENTRY                ON after  it is due and  after 5 days'  notice  from the
DEFAULT OR              Landlord,  or (ii) the Tenant  defaults in  observing or
TERMINATION             performing any of its obligations and fails to cure that
                        default within 30 days after the Landlord gives the Tenant notice specifying the nature of the default, or
                        (iii) this Lease is terminated under any provision hereof, or (iv) the Landlord has become entitled to terminate this Lease then, in any such case, the Landlord thereafter may enter into the Premises or any part thereof in the name of the whole to repossess the Premises and enjoy as of its former estate, despite anything in this Lease to the contrary.

TERMINATION             3. If the  Landlord is entitled to re-enter the Premises
AND RE-ENTRY            under this Lease or at law or at equity,  the  Landlord,
                        in addition to its other rights and remedies, may terminate this Lease forthwith by leaving notice of such termination in the Premises.

PAYMENT  OF RENT        4. If the  Landlord  gives the Tenant,  or leaves in the
ON TERMINATION          Premises, notice of termination, this Lease and the Term
                        will end, Rent will be  apportioned  on a daily basis to
                        the End of the Term  (except if it has abated,  in whole
                        or in part,  under  paragraph  10 of Part 7), the Tenant
                        will  pay  that   apportioned  Rent  on  demand  by  the
                        Landlord, the Tenant will immediately give possession of the Premises to the Landlord, and the Landlord may re-enter and take possession of the Premises if it has not then done so. RE-LETTING 5. If the Landlord is entitled to re-enter the Premises under this Lease or at law or at equity, the Landlord, in addition to its other rights and remedies, may enter the Premises, as the Tenant's agent, and re-let them and receive the basic rent and additional rent from that re-letting, and, as the Tenant's agent, take possession of any personal property in the Premises, or any place to which it has been removed, and sell it at public or private sale without notice to the Tenant, and apply the proceeds and any basic rent or additional rent received from the re-letting on account of the Rent due or to become due, and the Tenant will be liable to the Landlord for any deficiency.

METHOD AND              6. If the  Landlord  re-enters  the  Premises  then,  in
WAIVER ON               addition to its other rights and remedies,  it may expel
RE-ENTRY                the  Tenant  and  those  claiming  through  or under the
                        Tenant, remove any property in the Premises, and force or change the locks, without being guilty of trespass.
                        The Tenant waives and renounces the benefit of any present or future law requiring the Landlord to serve notice or begin legal action in order to re-enter.

BANKRUPTCY OR           7. If the Tenant becomes  bankrupt or insolvent or takes
INSOLVENCY              steps,  steps or allows an order to be made,  to end its
                        corporate   existence   then,  in  any  such  case,  the
                        Landlord, at its option, may terminate this Lease by leaving notice of termination in the Premises and, in that case, all arrears of Rent, the current month's Rent and the next ensuing 3 months' Rent will immediately become due and be paid by the Tenant.

DISTRESS 8. The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress, and agrees that none of the Tenant's personal property will be exempt from levy by distress for Rent in arrears.

CUMULATIVE              9. The  Landlord  may use any or all of the  rights  and
                        REMEDIES remedies available to it under this Lease or at
                        law or at equity if the Tenant  defaults in observing or
                        performing  its   obligations  or  if  the  Landlord  is
                        entitled to terminate the Lease. Those remedies will be cumulative and not alternative.

WAIVER AND              10. Only written waivers of Tenant's  defaults will bind
CONDONING               the the Landlord. No condoning, excusing, or overlooking
                        by the Landlord of any default by the Tenant will operate as a waiver of the Landlord's rights or remedies on any subsequent default.

LEGAL FEES              11. If either the Landlord or the Tenant  exercises  any
                        of its  rights or  remedies  as a result of the  other's
                        default,  the  defaulting  party  will  pay the  other's
                        reasonable costs and
                        out-of-pocket  expenses  of  so  exercising,   including
                        complete legal costs.

                        PART 11 - GENERAL PROVISIONS

EVENTS OF DELAY         1. If either  the  Landlord  or the  Tenant is unable to
                        provide any service, utility, work, or repair by reason of an Event of Delay, the time for performing the obligation will be extended by that period of time which is equal to the length of the delay, and the Landlord or the Tenant, as the case may be, will use all reasonable efforts to overcome any such Event of Delay. Neither the Landlord nor the Tenant will be entitled to compensation for any inconvenience, nuisance, or discomfort caused by such an Event of Delay, or to cancel this Lease.

OVERHOLDING             2.  This  Lease  will  terminate  at the End of the Term
                        without notice or demand. If the Tenant stays in the Premises after the End of the Term without a further written agreement with the Landlord, such holding over will not constitute a renewal of this Lease. In such case, the Landlord, at its option, may elect to treat the Tenant as one who has not vacated at the End of the Term and to exercise all its remedies in that situation, or may elect to construe such holding over as a tenancy from month to month subject to all the terms of this Lease, except: (i) for Term, (ii) for basic rent which will be equal to two times the Basic Rent payable in respect of the last year before the End of the Term, or the last renewal term, as the case may be, payable in advance in monthly instalments on the first day of each month, and (iii) that there will be no inducements or allowances, renewal rights, rent abatements, rights of refusal, rights to additional space or other like concessions or rights.

EXHIBITING              3. The  Landlord,  during  Normal  Business  Hours,  may
PREMISES                exhibit the Premises to  prospective  tenants during the
                        last 6 months of the Term and, at all reasonable times, to the Landlord's prospective purchasers and lenders, but, in so doing, will disturb the Tenant as little as possible.

SUBORDINATION           4.  This  Lease  and  the   Tenant's   rights   will  be
                        subordinated and postponed to all mortgages and other financial charges which now or hereafter charge the Land or the Building, and to all renewals, modifications, consolidations, replacements, or extensions of same, notwithstanding the respective dates of execution or registration. The Tenant, at the Landlord's cost, will execute any instrument confirming such subordination and postponement and any instrument confirming that the Tenant will attorn as tenant to the holder of any such mortgage or other financial charge on the same terms as are set out in the Lease, which the Landlord or the Landlord's lender may request, provided that the lender who receives any such instrument agrees to recognize this Lease and the Tenant's right to possession of the Premises under the terms of the Lease.

CERTIFICATES            5. Either the  Landlord  or the  Tenant,  at the other's
                        request and cost, will deliver to the other or to any other person a certificate setting out: (i) whether the Lease is in full force and effect, (ii) whether it has been modified or assigned, (iii) confirming the Rent and the state of accounts between the Landlord and Tenant,
                        (iv) to the best of its knowledge, the existence of any defaults, and (v) any other reasonable information which is requested.

NOTICES 6. Any notice, request, or demand required or permitted to be given must be in writing and will be sufficiently given if personally served or mailed by prepaid registered post as follows:

                           (a)   to the Landlord:

                                 THE STANDARD LIFE ASSURANCE COMPANY 200, 640 - 6th Avenue SW Calgary, Alberta
                                 T2P OS4

                                 Attention: Property Administrator

                           (b)   to the Tenant

                                 YELLOWBIRD PRODUCTS LIMITED
                                 1050, 340 - 12th Avenue SW
                                 Calgary, Alberta
                                 T2R 1L5

                                 Attention: James E. Paulson

                        Any notice, request, or demand will be presumed, if mailed, to have been received 5 business days after the day on which it is mailed and, if delivered, upon receipt, except that if, between the time of mailing and actual receipt, there is an actual or reasonably anticipated mail strike, slowdown, or labour dispute which might affect delivery, the notice will be effective only if actually delivered. Either the Landlord or Tenant will give notice to the other changing its address for service.

TIME OF ESSENCE         7.  Time  will  be  of  the   essence  of  this   Lease.

REGISTRATION            8. If the Tenant  wishes to  register  this  Lease,  the
                        Tenant will pay the registration costs including the cost of a registrable plan of leasehold, except if the Landlord has such a plan in which case the Tenant may use it. If a short form of lease can be registered, then the Tenant will register only a short form.

LIABILITY               9. If two or more persons,  corporations,  partnerships,
                        or other  business  associations  execute  this Lease as
                        Tenant  or as  Covenantor,  as  the  case  may  be,  the
                        liability  of each to observe or  perform  the  Tenant's
                        obligations  will be deemed to be joint and several.  If
                        the Tenant or  Covenantor,  as the case may be, named in
                        this   Lease  is  a   partnership   or  other   business
                        association, the members of which by law are subject to personal liability, the liability of each such member will be deemed to be joint and several. The Tenant will cause the Tenant's employees, invitees, licensees, and other persons over whom the Tenant may reasonably be expected to exercise control to comply with the Tenant's obligations under this Lease, and any failure to so comply will be deemed to be a default by the Tenant. The
                        Tenant will be liable to the Landlord for the negligent or wilful acts or omissions of any such employees, invitees, licensees, or other persons over whom the Tenant may reasonably be expected to exercise control.


RELOCATION OF           10.  The  Landlord  may give the  Tenant 60 days'  prior
PREMISES                notice  that  it  will  relocate  the  Tenant  to  other
                        premises in the Building (the "New  Premises").  The New
                        Premises will contain at least the same rentable area as
                        the Premises. The Landlord will provide, at its expense,
                        Leasehold  Improvements in the New Premises equal to the
                        standard of the Leasehold  Improvements  in the Premises
                        which  have  been  completed  or which the  Landlord  is
                        obliged to provide in the  Premises.  The Landlord  will
                        pay for any reasonable cost of moving the Tenant's trade
                        fixtures and
                        furnishings  from the Premises to the New  Premises.  As
                        full  compensation  for all other costs,  expenses,  and
                        damages  which the Tenant may incur in  connection  with
                        the  relocation,   including   disruption  and  loss  of
                        business, Basic Rent for the New Premises for the first month of occupancy will abate. Basic Rent and the Tenant's Share of Operating Costs and Taxes for the New
                        Premises will be no greater than what they were for the Premises, even if the New Premises contain a greater rentable area. All other terms and conditions of this Lease will apply to the New Premises for the balance of the Term except if they are inconsistent with this paragraph 10.

BROKERAGE               12. The Landlord is responsible for any fees/commissions
                        owing to its agents/brokers. The Tenant is responsible for any fees/commissions owing to its agents/brokers.
                        ADDITIONAL 13. Those provisions, if any, set out in Schedule A will PROVISIONS form part of this Lease.

BINDING  EFFECT         14.  This  Lease  will  enure to the  benefit  of and be
                        binding upon the Landlord,  and the Tenant,  and each of
                        their  respective  heirs,   executors,   administrators,
                        successors, and permitted assigns.

         IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease as of the day and year first above written.


THE STANDARD LIFE ASSURANCE COMPANY

per: /s/ Brad Little
-------------------------------
    Authorized Signatory
    Brad Little

If the tenant is a corporation:

The corporate seal of the           )
Tenant was hereunto affixed         )
in the presence of:                 )
YELLOWBIRD PRODUCTS LIMITED         )
                                    )
per: /s/ James E. Paulson           )
-------------------------------     )
    Authorized Signatory            ) c/s
    James E. Paulson                )
    Vice-President                  )
                                    )
per: /s/ Murray B. Morrison         )
-------------------------------     )
    Murray B. Morrison              )
    Secretary-Treasurer             )

                                   SCHEDULE A

ADDITIONAL PROVISIONS:

1. IMPROVEMENTS TO PREMISES - BY LANDLORD

   (a) The Landlord will co-ordinate the design, supervision, and construction of the improvements (all of which is herein called the "Improvements") to the Premises.

   (b) The Landlord will contribute a maximum of $2.05 per rentable square foot of the Premises toward the Improvements (the estimated total Landlord contribution being $6,592.80).

   (c) If the Landlord's full contribution is not required to complete the Improvements, the saving will accrue to the Landlord and the Landlord will not be obliged to pay same to the Tenant. (d) If the total cost of the Improvements exceeds the Landlord's maximum contribution, the Tenant will be obliged to pay the excess directly to the contractor(s) in a timely manner.

   (e) The Landlord will carryout the Improvements in accordance with the design plan and specifications attached as Schedule "F" and in accordance with the lawful requirements of all Government Bodies having jurisdiction.

   (f) The Landlord will not be obliged to commence the Improvements, except for any preliminary layout design which the Landlord has authorized in writing, until the Lease has been fully and unconditionally executed and delivered by all parties.

2. PARKING - FOR TERM

During the Term, the Landlord (directly, or through its parking agent) will provide the Tenant with automobile parking on the following terms:

   (a)   parking lot address: 340- 12th Avenue S.W., Calgary;

   (b) quantity, type and classification of stalls (1, 2 or ?; COVERED, OPEN; RESERVED, RANDOM) : Three (3) underground. reserved;

   (c)   monthly rent per stall (by type/classification) : $ll0.00 plus G.S.T.;

   (d) RATE. The Landlord may adjust the monthly rent per stall from time to time to reflect then current market rates;

   (f) USE. The Tenant will use the parking stall(s) assigned to it only for the purpose of parking standard passenger model automobiles. The Tenant will keep any automobile parked in a stall in a state of reasonable repair and cleanliness, and will not allow the automobile to leak any oil, gas or other fluids. The Tenant will pay to the Landlord on demand any costs which the Landlord incurs to clean or repair the surface of the parking area caused by the leakage of any such fluids;

   (g) REASSIGNMENT. The Landlord reserves the right to reassign any reserved stall on thirty (30) days' prior written notice to the Tenant;

   (h) PARKING DECAL. If the Tenant is assigned a parking decal, the Tenant will display the decal in such a manner that it is clearly visible through the front windshield of the automobile. Failure to display the appropriate valid decal may result in the automobile being ticketed and/or impounded at the Tenant's expense; and

   (i) LOSS OR DAMAGE. The Landlord will not be responsible for any loss or damage to the Tenant's automobile(s), or to the contents or accessories thereof, arising from theft, fire, vandalism or any other cause. The Tenant will use the stall(s) at its own risk absolutely.

  3. RIGHT OF REFUSAL TO LEASE

     The Landlord hereby grants to the Tenant a right of refusal ("Tenant's Right") to lease all or part of that area on the 10th floor of the Building outlined in green on Schedule "B" and consisting of 1,246 rentable square feet more or less (the "Additional Premises"), on the following terms. If all or part (the "Relevant Portion") of the Additional Premises becomes vacant, and are available for lease, and if the Landlord receives an offer to lease (the "Offer") the Relevant Portion from a third party which the Landlord is prepared to accept, the Landlord will deliver to the Tenant forthwith a copy of the Offer. The Tenant may exercise this Tenant's Right by delivering notice to that effect to the Landlord on or before 4:00 p.m. (Calgary, Alberta time) on the third business day from and including the day upon which the Tenant receives the Offer. Within a reasonable time after the Tenant exercises its Tenant's Right, the Landlord will deliver to the Tenant three copies of a new lease or of a modification to the Lease incorporating the terms of the Offer. Within 10 calendar days after receipt thereof, and, in any event, prior to any construction or construction related expenditures (except for the demising walls of the Relevant Portion and Landlord authorized layout design) and prior to taking possession of the Relevant Portion, the Tenant will execute and deliver to the Landlord all copies of the document. Forthwith thereafter the Landlord will execute the document and will deliver one copy thereof to the Tenant. This Tenant's Right will automatically terminate and have no further force or effect upon the earliest to occur of: (i) the Tenant receiving an Offer but not exercising the Tenant's Right at the time and in the manner herein set forth, (ii) the Tenant defaulting in observing or performing any of its obligations under the Lease, (iii) the Tenant vacating the Premises, or
     (iv) February 28th, 2002. If the Tenant properly exercises its Tenant's Right for part of the Additional Premises then, subject to the preceding sentence, the Tenant's Right will remain in effect with respect to the remainder of the Additional Premises. The Tenant's Right herein granted is subject to any existing agreements, rights of refusal or options to lease all or part of the Additional Premises.

4. OPTION TO  RENEW


     If the Tenant pays its Rent and observes or performs all its obligations under the Lease, duly, regularly and promptly throughout the Term, and if the Tenant delivers to the Landlord written notice exercising its option to renew at least six months prior to the expiry of the Term, the Tenant will have the option to renew the Lease for a further term of Five (5) years on the same terms as are contained in the Lease, except for: (i) Basic Rent,
     (ii) this
     option to renew, and (iii) tenant inducements or allowances, rent abatements, rights of refusal, or rights to additional space, or like concessions or rights, except to the extent that such concessions or rights are specifically stipulated in the Lease to apply during any renewal term. Annual basic rent for the renewal term will be based upon fair market basic rent for equivalent, developed space at the time of renewal, except that the annual basic rent will not be less than the Basic Rent which the Tenant was obliged to pay during the last year of the Term. The time for determining annual basic rent for the renewal term will be the four month period immediately preceding the expiry of the Term. If the Landlord and Tenant are unable to agree on such rent at least 30 days prior to the expiry of the Term, either of them may refer the determination of such annual basic rent to arbitration under the arbitration statute of the Province where the Land is located. The arbitrator's determination will be conclusive and binding on the Landlord and Tenant. The arbitration costs will be awarded in the arbitrator's discretion. Until the arbitrator has determined such annual basic rent, the Tenant will continue to pay monthly instalments of basic rent in the same amount it was paying prior to the expiry of the Term. Forthwith after the arbitrator's determination, the Tenant will pay to the Landlord the difference, if any, between the basic rent instalments which it has then paid to date and the basic rent instalments pursuant to such determination.

                                   SCHEDULE B
 Attach floor plan of Premises.

                                   [GRAPHIC OF
                               PLAN OF LEASE AREAS
                            "340 - 12TH AVENUE S.W."
                                 CALGARY, ALTA.
                                   10TH FLOOR]

                                   SCHEDULE C

                        VARIABLE OPERATING COSTS EXAMPLE

         A building's occupancy level fluctuates from time to time, but cleaning is normally performed only for occupied space. So, cleaning is a variable Operating Cost.

If:

         (a)   the  building's  rentable area is 50,000 square feet;

         (b)   average occupancy is 30,000 square feet (60%);

         (c)   average vacancy is 20,000 square feet (40%);

         (d)   actual cleaning cost is $40,000;  and

         (e)   95% of rentable area is 47,500 square feet;

and if the cleaning cost is not adjusted to a 95% level, then the Landlord would be obliged to pay $16,000 (40% of $40,000), even though vacant space is not normally cleaned, and the tenants would be obliged to pay $24,000 (60% of $40,000), even though the tenants receive most of the advantage from cleaning.

         However, given those same facts, if the cleaning cost of $40,000 is adjusted to $63,334 ($40,000 divided by 30,000 square feet x 47,500 square feet) then the tenants would be obliged to pay $38,000 (60% of $63,334) and the Landlord would be obliged to pay $2,000 (being the actual cost of $40,000 less the $38,000 paid by the tenants). This calculation results in a more equitable allocation, as the tenants are now paying most of the cost of the service they are consuming and the Landlord is paying for any cleaning that may occasionally be required for vacant space.

                                   SCHEDULE D

                                   REGULATIONS

DEFINITIONS             1. Initially capitalized terms in these regulations will
                        have the same meanings as in the Lease except if otherwise defined herein.

ACCESS AND EXIT         2. Tenants or occupants in the Building ("Tenants") will
                        not obstruct or use the sidewalks, driveways, entries, corridors, elevators, or staircases except for accessing or exiting to or from their premises. The Landlord reserves control of all parts of the Building used for the common benefit of Tenants, as it may deem advisable, but will not unduly impair accessing or exiting to or from premises. Tenants will shut off lights when leaving their premises after normal business hours.

FIRE EXITS              3. Tenants will not use the fire exits except in case of
                        emergency, except if the Landlord designates same as normal exits.

FIRE  EVACUATION        4.   Tenants  will  comply  with  all  fire  safety  and
                        PROCEDURES  AND   evacuation   procedures  the  Landlord
                        imposes from time to FIRE DOORS time.  The Landlord from
                        time to time may install doors in the exterior  walls of
                        premises   necessary   to   comply   with   the   lawful
                        requirements of any Government Body. The Tenants and the Landlord may use such doors in case of emergency.

SECURITY 5. The Landlord may lock the Building entrance doors except during Normal Business Hours. All persons entering or leaving the Building except during Normal Business Hours will register, if required, in the book kept by the Landlord at or near the night entrance. The Landlord may prevent any person from so entering or leaving unless that person has a key or card access pass to the elevator and/or the premises to which he seeks entrance and a pass in a form approved by the Landlord. Any persons found in the Building except during Normal Business Hours without such keys and passes may be subject to surveillance by the Landlord's employees and agents and may be required to leave the Building. Tenants will be responsible for securing their premises and, if required, for locking Building entrance and exit doors when entering or leaving the Building.

WINDOWS 6. Windows that reflect or admit light into the premises of Tenants will not be covered or obstructed, and no awning will be put up over any window without the Landlord's consent. Tenants will permit window cleaners to clean office windows during or after Normal Business Hours. Tenants will not place anything on the Building windows or projections, and will not throw anything out of the windows or doors or down the passages or skylights of the Building. The lining of all window coverings facing the interior surface of exterior windows will be subject to the Landlord's consent as to colour, material and type. Tenants will not hang, and will remove, any window coverings which, in the Landlord's opinion, do not conform to a uniform scheme of window coverings established for the Building.

WASHROOMS               7.  Tenants  will not use  washrooms,  plumbing or other
                        apparatus for any purpose except those for which they were constructed, and will not put any sweepings, rubbish, rags, ashes, or other substances therein. Each of the Tenants will pay the cost of any damage resulting thereto from misuse by it. Tenants will not let water run unless in actual use.

DIRECTORY BOARD         8.  Tenants,  at their cost,  may have their names shown
                        upon the Building's directory board, but the Landlord may design the style and regulate the content of such identification and allocate the space on the directory board for each of the Tenants.

MAIL 9. Tenants may use mail chutes and mail boxes in the Building at their own risk. The Landlord will not be liable for any loss or damage resulting from such use.


USE OF PREMISES         10.  Tenants  will not  permit  any  person to use their
                        premises for sleeping apartments, for residential or any immoral or unlawful purpose, or to store personal effects or articles not required for business purposes.

COOKING 11. Tenants will not permit any cooking in their premises without the Landlord's consent.

FOOD SERVICES           12. Tenants will not grant any concession,  licence,  or
                        permission to sell or to take orders for food, services,
                        or  merchandise  and  will not  install  or  permit  the
                        installation  or use of any  machine  or  equipment  for
                        dispensing merchandise, food, or beverages, and will not
                        permit  the  preparation,   serving,   distribution,  or
                        delivery of food or beverages  in their  premises or the
                        Building without the Landlord's  consent,  and then only
                        in  accordance  with   arrangements   the  Landlord  may
                        prescribe. Only persons approved by the Landlord will be permitted to serve, distribute, or deliver food and beverages within the Building or to use any public area for that purpose.

PETS AND                13.  Tenants  will  not  bring  into or  keep  in  their
BICYCLES                premises  or  the  Building  any   bicycles,   vehicles,
                        animals, birds, or other pets.

SOLICITING              14. Canvassing, soliciting, and peddling in the Building
                        are prohibited, and Tenants will co-operate with the Landlord to prevent same.

EQUIPMENT,              15.  Tenants  will not bring in or take  out,  position,
SAFES,                  construct,  install,  or move any safe,  large  business
MECHANICAL              machine,  or other heavy  office  equipment  without the
DEVICES                 Landlord's consent. In giving such consent, the Landlord
AND FREIGHT             may prescribe the permitted  weight and position of such
                        safes, business machines, or equipment, and the use and design of planks, skids, or platforms to distribute the weight. Tenants will move heavy equipment in and out of their premises only after giving notice to the Landlord and only as required by the Landlord. The Landlord may inspect any freight. Except for electric typewriters, small adding machines, and small personal computers, Tenants, without the Landlord's consent, will not keep or install any machines in their premises which are driven by electricity or which generate any heat.

FURNITURE  AND          16.  Tenants  will not bring  into or remove  from their
EFFECTS                 premises any furniture,  effects, or supplies, except at
                        such times, in such manner and by such routes as the Landlord may approve.

HAND TRUCKS             17. Any hand trucks,  carryalls,  or similar  appliances
                        used in the Building will be equipped with rubber tires, side guards, and such other safeguards as the Landlord may require.

ELECTRICAL              18.  Tenants will not obstruct or interfere  with access
                        to CLOSETS AND ducts or janitor and electrical closets in their premises. HVAC If Tenants have carpeted over the ducts, or otherwise obstructed access to same, they will pay the Landlord's costs of providing access to the ducts. Tenants will not leave anything on any radiator or induction unit.

WIRING 19. Tenants will not mark, paint, drill into, or in any way deface the walls, ceilings, partitions, floors, wood, stone or ironwork. Boring, cutting, coring, or stringing wires or pipes will not be permitted, except with the Landlord's consent, and as it may direct. If any of the Tenants desire telegraphic or telephonic connections, the Landlord reserves the right to direct electricians as to where and how the wires are to be introduced, and the type of wires, and without such directions no borings, cutting or coring for wires will occur. No other wires or pipes of any kind will be introduced without the Landlord's consent. MUSIC AND 20. Tenants will not operate any musical or sound-producing SOUND instruments or devices outside their premises or inside their premises which may be heard outside.
                        Tenants will not install any radio or television antennae, loud speakers, sound amplifiers, or similar devices on the roof or exterior walls of the Building.


GLASS,  LOCKS           21.  Tenants  will keep  whole  all  glass,  locks,  and
AND TRIMMINGS           trimmings  in or upon  the  doors or  windows  affording
                        access  to  or  admitting  light  into  their  premises.
                        Whenever any part thereof is broken, Tenants will immediately cause the same to be replaced or repaired, by some person or persons approved by the Landlord, to the Landlord's satisfaction, and the Tenants responsible will pay the cost of such replacement.

LOCKS/ACCESS            22.  Tenants  will not place or keep on any door leading
CARDS                   into or inside  their  premises  any lock or bolt except
                        such locks or bolts which  permit all doors to be on the
                        Landlord's  master  or  sub-master  key or  access  card
                        system.   Tenants   will  not  change   locks  or  their
                        mechanisms without the Landlord's consent. Tenants will give the Landlord a key and access card to all locks.
                        Tenants will report the loss of any key or access card to the Landlord without delay. On request, Tenants will give the Landlord a list of any people who have keys or access cards. Tenants will not give keys or access cards to any persons except staff members.

CARETAKING              23. Tenants will permit the janitor,  caretaker, or such
                        other person or persons as the Landlord may designate, to take charge of and clean their premises before 8:00 a.m. and after 5:00 p.m.

INTERIOR                24. The design criteria for the interior climate control
CLIMATE CONTROL         system  will  be  based  on  the  normal   criteria  for
DESIGN CRITERIA         comparable  systems in comparable  buildings,  including
                        normal occupancy per square foot and normal distribution of offices per square foot, the electric power consumed, the installation of partitions or other separations only in locations which do not interfere with the proper operation of the climate control system, and the closing of window coverings on exterior windows while such windows are exposed to direct sunlight.

ADDITIONAL              25. Any services or  supervision  the Landlord  provides
SERVICES                under  these  regulations  to specific  Tenants  will be
                        Additional Services. The Landlord's costs thereof and any costs specific Tenants are obliged to pay under these regulations will be included in the Cost of Additional Services to those specific Tenants.

NAME OF                 26.  Tenants  will  use  the  Building  name  which  the
BUILDING                Landlord  designates  from time to time, but not for any
                        purpose except their business address.

                                   SCHEDULE E

Description of Land:

Legal Description: Plan C, Calgary
                   Block 84
                   Lots 44 to 48, inclusive

Municipal Address: 340 - 12th Avenue S.W.
                   Calgary, Alberta

                                  SCHEDULE "F"
                                  [GRAPHIC OF
                            PART OF 10TH FLOOR PLAN
                             340 - 12TH AVENUE S.W.
                       1997 EXPANSION AND RENOVATION FOR:
                                   YELLOWBIRD
                               PRODUCTS LIMITED]